UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 16, 2008

PREMIER WEALTH MANAGEMENT, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-104631	43-1988542
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Them. Dervis Street, 3rd Floor, CY-1066 Nicosia, Cyprus
(Address of principal executive offices)

011-352 2630 1540
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of Material Definitive Agreement.

Premier Wealth Management, Inc., a Delaware corporation (the “Company”), previously reported (Current Report on Form 8-K filed July 22, 2008), its entry into a non-binding Memorandum of Understanding, dated July 22, 2008 (the “Memorandum of Understanding”), with M-1 Lux, AG, a Frankfurt Stock Exchange listed company for the sale of the Company’s wholly owned subsidiary Master Trust, S.A. (the “M-1 Acquisition”) in exchange for a controlling interest in M-1 Lux, AG. As previously disclosed, the purchase price for M-1 Lux was to be based, among other things, on the final trading price of M-1’s common stock prior to the closing of the M-1 Acquisition. The Company announced on September 16, 2008, that it has elected to exercise its right to terminate the Memorandum of Understanding and not proceed with the M-1 Acquisition at this time as the Board believes that such transaction no longer is in the best interest of the Company’s shareholder’s, due to, among other things, the recent significant decline in the trading price and liquidity of M-1 Lux common stock, that would result in a reduced valuation paid for the Company’s sole operating business, Master Trust, S.A.

The Company continues to explore other strategic opportunities with respect to its sole asset and operating business, Master Trust, S.A., however, no assurance can be made that it will be successful in doing so.

Item 8.01 Other Events.

On September 18, 2008, the Company issued a press release with respect to termination of the M-1 Acquisition and related matters. A copy of this press release is filed as an exhibit to this report.

Errata

The Company’s wholly owned subsidiary, Master Trust S.A., holds a fund distribution license granted by the Swiss Federal Banking Commission, with approximately 2,000. In a press release released on or about March 12th, 2008, this license was mis-labled by the Company as a “banking” license.

Item 9.01 Exhibits.

(d)              Exhibits.

A press release, dated as of September 18, 2008, related to the termination of the M-1 Acquisition is filed as Exhibit 99.1 to this report.
A press release, dated as of September 18, 2008, related to the correction of references to the Company’s fund distribution license, is filed as Exhibit 99.2 to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 18, 2008	PREMIER WEALTH MANAGEMENT, INC. (Registrant)

	By:	/s/ Nigel Gregg
Nigel Gregg
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of the Company, relating to termination of acquisition, dated September 18, 2008.

99.2	Press Release of the Company, related to the correction of references to the Company’s fund distribution license, dated September 18, 2008.